Exhibit 10.13

Dated 8 July 2015

(1) TALEND LTD

and

(2) SQUARE 1 BANK

GUARANTEE AND INDEMNITY

25 Fenchurch Avenue

London

EC3M 5AD

DX: 766 London/City

Tel: 020 7667 9667

Fax: 020 7667 9777

Ref: 10/JS/L181-783663

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1
2.	GUARANTEE AND INDEMNITY	4
3.	LENDER PROTECTIONS	5
4.	INTEREST	8
5.	COSTS	8
6.	REPRESENTATIONS AND WARRANTIES	8
7.	ACCOUNTS	11
8.	DISCHARGE CONDITIONAL	12
9.	PAYMENTS	12
10.	CURRENCY AND INDEMNITY	12
11.	TRANSFER	13
12.	LENDER’S RIGHT OF SET-OFF	13
13.	EVIDENCE OF AMOUNTS AND CERTIFICATES	13
14.	REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS	14
15.	SEVERANCE	15
16.	THIRD PARTY RIGHTS	15
17.	COUNTERPARTS	15
18.	NOTICES	15
19.	GOVERNING LAW	16
20.	JURISDICTION	17
21.	AGENT FOR SERVICE	17

THIS DEED is dated 8 July 2015

PARTIES

(1)                                                         TALEND LTD, a company incorporated and registered in England and Wales with company number 06844892 whose registered office is at Statesman House, Stafferton Way, Maidenhead, Berkshire SL6 1AY as guarantor and indemnifier (the “Guarantor”); and

(2)                                                         SQUARE 1 BANK whose address is at 406 Blackwell Street, Suite 240 Durham, North Carolina, 27701, USA (the “Lender”).

BACKGROUND

(A)                                                       The Lender has agreed to provide banking facilities to the Borrowers.

(B)                                                       In consideration of the Lender agreeing to provide banking facilities to the Borrowers, the Guarantor has agreed to enter into this guarantee and indemnity for the purpose of guaranteeing to the Lender all of the Borrowers’ liabilities from time to time outstanding to the Lender.

AGREED TERMS

1.                                                              DEFINITIONS AND INTERPRETATION

1.1                                                       The definitions and rules of interpretation in this clause apply in this guarantee.

Affiliate: means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Borrowers: means each of:

(a)                                 Talend, Inc., of 800 Bridge Parkway, Suite 200, Redwood City, California 94065; and

(b)                                 Talend USA, inc, of 800 Bridge Parkway, Suite 200, Redwood City, California 94065.

Business Day: means a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Debenture: means the debenture in the agreed form granted by the Guarantor in favour of the Lender over all of its assets and undertaking, to be entered into on or around the date of this guarantee.

Group: means each of the Borrowers, the Guarantor and each of their Subsidiaries for the time being.

EXECUTION COPY

Guaranteed Obligations: means all present, future, monies, debts and liabilities of any nature from time to time due, owing or incurred by the Borrowers to the Lender, whether actual or contingent and whether owed jointly or severally, as principal or surety or in any other capacity, on any current or other account under or in connection with any present or future banking or credit facilities provided by the Lender to the Borrowers, including without (imitation, under the Loan and Security Agreement (and any further advances contemplated thereunder) together with all interest (including without limitation, default interest), costs and expenses accruing in respect of such monies or liabilities.

Holding Company: means, in relation to a person, any other person in respect of which it is a Subsidiary.

Limitation Acts: means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

Loan and Security Agreement: means a loan and security agreement dated 29 May 2015 made between (1) Square 1 Bank (as lender) and (2) the Borrowers (as borrowers), as the same may be amended, amended and restated, supplemented or varied from time to time.

Reservations: means

(a)                                 the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                 the time barring of claims under the Limitation Acts the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)                                  similar principles, rights and defences under the laws of any relevant jurisdiction; and

(d)                                 any other general principles, qualifications or reservations as to matters of law contained in any legal opinion delivered to the Lender in connection with this guarantee or the Debenture.

Rights: means any Security or other right or benefit whether arising by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise.

Security: means a mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security or other security interest securing or purporting to secure any obligation of any person, or any other agreement or document having a similar effect.

Subsidiary: means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

Supplemental Agreement: means the supplemental agreement dated or around the date of this deed and made between (1) Talend SA and (2) the Lender in connection with the Loan and Security Agreement.

Talend SA: means Talend SA, a societe anonyme, incorporated under French laws, whose registered office is located at 9 Rue Pages, 92150 Suresnes, France, identified with the corporate and trade register of Nanterre under number 484 175 252, being the parent company of the Company.

Tax: means all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, contributions, levies, withholdings or Liabilities wherever chargeable and whether of the UK or any other jurisdiction and any penalty, fine, surcharge, interest, charges or costs relating to them.

Warranties: the representations and warranties set out in clause 6 (Representations and Warranties).

1.1.1                                             Clause headings shall not affect the interpretation of this guarantee;

1.1.2                                             a reference to a person shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality) and that person’s personal representatives, successors, permitted assigns and permitted transferees;

1.1.3                                             unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;

1.1.4                                             unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;

1.1.5                                             a reference to the Lender shall include the Lenders Affiliates, successors, permitted assigns and permitted transferees;

1.1.6                                             a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

1.1.7                                             a reference to a statute or statutory provision shalt include all subordinate legislation made from time to time under that statute or statutory provision;

1.1.8                                             a reference to writing or written includes fax but not e-mail;

1.1.9                                             a reference to this guarantee (or any provision of it) or to any other agreement or document referred to in this guarantee is a reference to this guarantee, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this guarantee) from time to time;

1.1.10                                      unless the context otherwise requires, a reference to a clause is to a clause of this guarantee;

1.1.11                                      any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

1.1.12                                      a reference to an amendment includes a novation, re-enactment, supplement or variation (and amended shall be construed accordingly);

1.1.13                                      a reference to assets includes present and future properties, undertakings, revenues, rights and benefits of every description;

1.1.14                                      a reference to an authorisation includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;

1.1.15                                      a reference to determines or determined means, unless the contrary is indicated, a determination made at the absolute discretion of the person making it; and

1.1.16                                      a reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

2.                                                              GUARANTEE AND INDEMNITY

2.1                                                       In consideration of the Lender making or continuing loans to, giving credit or granting banking facilities, accommodation or time to the Borrowers as the Lender in its absolute discretion sees fit, the Guarantor guarantees to the Lender, whenever the Borrowers do not pay any of the Guaranteed Obligations when due, to pay on demand the Guaranteed Obligations.

2.2                                                       As a separate, independent and primary obligation and liability from its obligations and liabilities under clause 2.1, the Guarantor agrees to indemnify and Keep indemnified the Lender in full and on demand from and against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by the Lender arising as a result of:

2.2.1                                             any of the Borrowers’ obligations or liabilities in respect of the Guaranteed Obligations being or becoming unenforceable, invalid or illegal; or

2.2.2                                             any unenforceability, invalidity or illegality of the guarantee provided by the Guarantor under clause 2.1,

which would, in each case, but for such unenforceability, invalidity or illegally have been payable by the Borrowers or the Guarantor, provided that, in each case, the amount of the cost, loss or liability shall be no greater than the amount which the Lender would have otherwise have been able to recover but for such unenforceability, invalidity or illegality.

3.                                                              LENDER PROTECTIONS

3.1                                                       The Guarantor acknowledges and agrees that this guarantee is and shall at all times be a continuing security and shall cover the ultimate balance from time to time owing to the Lender by the Borrowers in respect of the Guaranteed Obligations and shall remain in operation until all monies payable in connection with the Guaranteed Obligations have been paid in full to the satisfaction of the Lender.

3.2                                                       The liability of the Guarantor under this guarantee shall not be reduced, discharged or otherwise adversely affected by:

3.2.1                                             any intermediate payment, settlement of account or discharge in whole or in part of the Guaranteed Obligations;

3.2.2                                             any variation, amendment, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which the Lender may now or after the date of this guarantee have from or against any of the Borrowers and any other person in connection with the Guaranteed Obligations;

3.2.3                                             any act or omission by the Lender or any other person in taking up, perfecting or enforcing any Security, indemnity, or guarantee from or against the Borrowers, the Group or any other person in any jurisdiction;

3.2.4                                             any termination, amendment, amendment and restatement, variation, novation, assignment, replacement or supplement of or to any of the Guaranteed Obligations including without (imitation any change in the purpose of, any increase in or extension of the Guaranteed Obligations and any addition of new Guaranteed Obligations or any termination, amendment, amendment and restatement, variation, novation, replacement or supplement of or to the Loan and Security Agreement;

3.2.5                                             any grant of time, indulgence, waiver or concession to the Borrowers or any other person;

3.2.6                                             any insolvency, bankruptcy, liquidation, administration, winding-up, incapacity, limitation, disability, the discharge by operation of law, or any change in the constitution, name or style of the Borrowers, any member of the Group or any other person, in any jurisdiction;

3.2.7                                             any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of, or Security held from, the Borrowers, any member of the Group or any other person in connection with the Guaranteed Obligations;

3.2.8                                             any failure of, or defect or informality in, any Security given by, for and/or on behalf the Borrowers and/or the Guarantor in respect of the Guaranteed Obligations or by any legal limitation, disability, incapacity or lack of any powers of or by fraud of the Borrowers or any other person or by the non-existence of any matter which the Guarantor considers (expressly or impliedly) or may be deemed to consider a condition precedent to the giving of this guarantee (and, where any such matter is considered a condition precedent, it is expressly waived by the Guarantor), or tack of authority of any director or other person acting for the Borrowers or appearing or purporting to so act in any matter in respect of the Guaranteed Obligations or by any other fact or circumstances (whether known or not to the Guarantor and the Lender) as a result of which any of the obligations incurred or purported to be incurred by or on behalf of the Borrowers is or may be rendered invalid, illegal, void or unenforceable by the Lender against the Borrowers in whole or in part and so that all such circumstances shall be discharged as between the Guarantor and the Lender, and the Guarantor shall be treated as being bound to observe and perform its obligations for the purposes of this guarantee whether the Borrowers are so bound as between themselves and the Lender or not so bound between themselves and the Lender on the basis of the invalidity, illegality or unenforceability of its obligations;

3.2.9                                             any claim or enforcement of payment from the Borrowers or any other person; or

3.2.10                                      any act or omission which would not have discharged or affected the Liability of the Guarantor had it been a principal debtor instead of a guarantor, or indemnifier or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge the Guarantor or otherwise reduce or extinguish its liability under this guarantee.

3.3                                                       The Lender shall not be obliged, before taking steps to enforce any of its rights and remedies under this Guarantee to:

3.3.1                                             take any action or obtain judgment it any court against the Borrowers or any other person;

3.3.2                                             make or file any claim in a bankruptcy, liquidation, administration or insolvency (or analogous proceedings) of the Borrowers or any other person, in any jurisdiction;

3.3.3                                             make demand, enforce or seek to enforce any claim, right or remedy against the Borrowers or any other person; or

3.3.4                                             enforce or seek to enforce any Security held by the Lender from the Borrowers and/or the Guarantor, including without limitation, the Debenture.

3.4                                                       The Guarantor warrants to the Lender that:

3.4.1                                             it has not taken or received, and shall not take, exercise or receive the benefit of any Rights from or against the Borrowers, their liquidator, administrator, co-guarantor or any other person in any jurisdiction in connection with any liability of, or payment by, the Guarantor under this guarantee;

3.4.2                                             it shall not be entitled to share in any Security held or money received or receivable by the Lender on account of that balance or to stand in the place of the Lender in respect of any Security or money; and

3.4.3                                             it shall not exercise any rights as surety in competition with or in priority to any claim of the Lender,

until all amounts payable under this guarantee have been paid and discharged in full and the Lender has formally waived or released the Guarantor in writing from alt or any further liability under this guarantee (which waiver or release in such circumstances shall not be unreasonably withheld or delayed).

3.5                                                       Without prejudice to clause 3.4, if any of the Rights are taken, exercised or received by the Guarantor, the Guarantor declares that those Rights and all monies at any time received or held in respect of those Rights shalt be held by the Guarantor on trust for the Lender for application in or towards the discharge of the Guaranteed Obligations under this guarantee and on demand by the Lender, the Guarantor shall promptly transfer, assign or pay to the Lender all other Rights and all monies from time to time held on trust by the Guarantor under clause 3.4.

3.6                                                       This guarantee is in addition to and shall not affect nor be affected by or merge with any other judgment, Security, right or remedy obtained or held by the Lender from time to time for the discharge and performance of the Borrowers of the Guaranteed Obligations.

4.                                                              INTEREST

4.1                                                       The Guarantor shall pay interest to the Lender after as well as before judgment at the annual rate which is the Default Rate as defined in the Loan and Security Agreement on all sums demanded under this guarantee from the date of demand by the Lender or, if earlier, the date on which the relevant damages, losses, costs or expenses arose in respect of which the demand has been made, until, but excluding, the date of actual payment.

4.2                                                       Interest under clause 4.1 shall accrue on a day-to-day basis calculated by the Lender on such terms as the Lender may from time to time determine and shall be compounded on the last Business Day of each month.

4.3                                                       The Lender shall be entitled to recover any amount in respect of interest under any arrangements entered into between the Lender and the Borrowers in respect of any failure by the Borrowers to make any payment in respect of the Guaranteed Obligations but shall not be entitled to recover additional interest in respect of the same amount under this guarantee.

5.                                                              COSTS

5.1                                                       The Guarantor shall on a full indemnity basis pay to the Lender within 5 Business days of demand the amount of all reasonable costs and expenses (including legal and out-of-pocket expenses and any valued added tax on such costs and expenses) which the Lender incurs in connection with:

(a)                                 the preparation, negotiation, execution and delivery of this guarantee (subject to any agreed caps);

(b)                                 any actual or proposed amendment, variation, supplement, waiver or consent under or in connection with this guarantee;

(c)                                  any discharge or release of this guarantee;

(d)                                 the preservation, exercise and enforcement or recovery of the Guaranteed Obligations or of any rights under or in connection with this guarantee or any attempt so to do; and

(e)                                  any stamping or registration of this guarantee.

6.                                                              REPRESENTATIONS AND WARRANTIES

6.1                                                       The Guarantor represents and warrants that each of the Warranties as set out in this clause 6 is true and correct on the date of this guarantee.

6.2                                                       Due Incorporation

The Guarantor:

(a)                                 is a duly incorporated limited liability company validly existing under the taw of its jurisdiction of incorporation; and

(b)                                 has the power to own its assets and carry on its business as it is being conducted and has the capacity to sue or be sued in its own name.

6.3                                                       Powers

The Guarantor has full power and authority to execute, deliver and perform its obligations under this guarantee and the transactions contemplated by them.

6.4                                                       Non-Contravention

The execution, delivery and performance of the obligations in, and transactions contemplated by, this guarantee does not and will not contravene or conflict with:

(a)                                 the Guarantor’s memorandum and articles of association or any of its other constitutional documents;

(b)                                 any material agreement, document or instrument binding on the Guarantor or its assets; or

(c)                                  any applicable law statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject,

and no limitation on the powers of the Guarantor shall be exceeded as a result of the Guarantor entering into his guarantee.

6.5                                                       Authorisations

The Guarantor has taken all necessary action and obtained all necessary consents to enable it to execute, deliver and perform its obligations under this guarantee and to make this guarantee admissible in evidence in its jurisdiction of incorporation. Any such authorisations are in full force and effect.

6.6                                                       Binding Obligations

The Guarantor’s obligations under this guarantee are, subject to any Reservations, legal, valid, binding and enforceable.

6.7                                                       Assets not immune to Action

None of the Guarantors assets is entitled to immunity on any grounds from any legal action or proceeding (including, without limitation, suit, attachment prior to judgment, execution or other enforcement).

6.8                                                       No default

No event or circumstance is outstanding which constitutes a default under any deed or instrument which is binding on the Guarantor, or to which its assets are subject, which might have a material adverse effect on the Guarantor’s ability to perform its obligations under this guarantee.

6.9                                                       Ranking of Obligations

The Guarantor’s payment obligations under this guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

6.10                                                Other Security

The Guarantor does not hold and shall not take or hold, without the Lender’s prior written consent, in connection with this guarantee or any intercompany indebtedness, any Security from the Borrowers. Any Security so taken (whether with or without the consent of the Lender) shall be held on trust for the Lender and as Security for the Guarantor’s liability under this guarantee. The Guarantor shall deposit all such Security and all documents relating thereto with the Lender as soon as practicable or on the written demand of the Lender.

6.11                                                Governing Law

The choice of English law as the governing law of this guarantee will be recognised and enforced in the Guarantor’s jurisdiction of incorporation and any judgment obtained in England in relation to this guarantee will be recognised and enforced in that jurisdiction.

6.2 2                                             No Tax Deductions

The Guarantor is not required under the law of its jurisdiction of incorporation to make any deduction for, or on account of, Tax from any payment it may make under this guarantee,

6.13                                                No Registration

Under the law of the Guarantor’s jurisdiction of incorporation, it is not necessary that this guarantee be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to this guarantee or the transactions contemplated by it.

6.14                                                Lender’s reliance on the Warranties

The Guarantor acknowledges and agrees that the Lender has accepted this guarantee in full reliance on the representations and warranties set out in Clause 6 (Representations and Warranties).

7.                                                              ACCOUNTS

7.1                                                       The Lender may place to the credit of an interest bearing suspense account any monies received under or in connection with this guarantee in order to preserve the rights of the Lender to prove for the full amount of all its claims against the Borrowers or any other person in respect of the Guaranteed Obligations.

7.2                                                       The Lender may at any time and from time to time apply all or any monies held in any suspense account in or towards satisfaction of any of the monies, obligations and liabilities that are the subject of this guarantee as the Lender, in its absolute discretion, may conclusively determine. Notwithstanding any such payment, in any proceedings in liquidation, administration, composition or arrangement, (or analogous thereto in any jurisdiction), the Lender may prove for and agree to accept any dividend or composition in respect of the whole or any part of any of the Guaranteed Obligations as if this guarantee had not been given. Any excess amount recovered by the Lender and held in such suspense account shall be returned to the Guarantor.

7.3                                                       if this guarantee ceases for any reason whatsoever to be continuing, the Lender may open a new account or accounts in the name of the Borrowers.

7.4                                                       If the Lender does not open a new account or accounts in accordance with clause 7.3, it shall nevertheless be treated as if it had done so at the time that this guarantee ceased to be continuing whether by termination, calling in or otherwise, in relation to the Borrowers.

7.5                                                       As from the time of opening or deemed opening of a new account or accounts, all payments made to the Lender by or on behalf of the Borrowers shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this guarantee is available at that time nor shall the liability of the Guarantor under this guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments.

8.                                                              DISCHARGE CONDITIONAL

8.1                                                       Any release, discharge or settlement between the Guarantor and the Lender in relation to this guarantee shall be conditional on no right, Security, disposition or payment to the Lender by the Guarantor, the Borrowers or any other person in respect of the Guaranteed Obligations being avoided, set aside or ordered to be refunded under any enactment or :aw relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason.

8.2                                                       If any right, Security, disposition or payment referred to in clause 8.1 is avoided, set aside or ordered to be refunded, the Lender shall be entitled subsequently to enforce this guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such right, Security, disposition or payment had not been given or made.

9.                                                              PAYMENTS

9.1                                                       All sums payable by the Guarantor under this guarantee shall be paid in full to the Lender in the currency in which the Guaranteed Obligations are payable:

9.1.1                                             without any set-off, condition or counterclaim whatsoever; and

9.1.2                                             free and clear of any deductions or withholdings whatsoever except as may be required by law or regulation which is binding on the Guarantor.

9.2                                                       If any deduction or withholding is required by any law or regulation to be made by the Guarantor, the amount of the payment due from the Guarantor shall be increased to an amount which (after making any deduction or withholding) leaves an amount equal to the payment which would have been due if no deduction or withholding had been required.

9.3                                                       The Guarantor shall promptly deliver or procure delivery to the Lender of all receipts issued to it evidencing each deduction or withholding which it has made.

9.4                                                       The Guarantor shalt not and may not direct the application by the Lender of any sums received by the Lender from the Guarantor under or pursuant to any of the terms of this guarantee.

10.                                                       CURRENCY AND INDEMNITY

If, under any applicable law or regulation or pursuant to a Judgment or order being made or registered against the Guarantor or the liquidation or administration of the Guarantor or without limitation for any other reason, any payment under or in connection with this guarantee is made or falls to be satisfied in a currency (the “payment currency”) other than the currency in which such payment is expressed by the Lender to be due under or in connection with this guarantee (the “contractual currency”) then, to the extent that the amount of such payment actually received by the Lender, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this guarantee, the Guarantor, as a separate and independent obligation, shalt indemnify and hold harmless within 5 Business Days of demand the Lender against the amount of such shortfall and to the extent such amount exceeds the amount due under or in connection with this Guarantee the Lender shall pay an amount equal to such excess to the Guarantor. For the purposes of this clause, “rate of exchange” means the rate at which the Lender is able (acting reasonably) on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shalt take into account (and the Guarantor shalt be liable for) any premium and other reasonable costs of exchange including any taxes or duties properly incurred by reason of any such exchange.

11.                                                       TRANSFER

11.1                                                This guarantee is freely assignable or transferable by the Lender at any time.

11.2                                                This guarantee shall be binding on the Guarantor’s successors in title but the Guarantor may not assign any of its rights and may not transfer any of its obligations under this guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person.

12.                                                       LENDER’S RIGHT OF SET-OFF

12.1                                                The Lender may at any time set off any matured liability of the Guarantor to the Lender against any matured liability of the Lender to the Guarantor, whether or not either liability arises under this guarantee. if the liabilities to be set off are expressed in different currencies, the Lender may convert either liability at a market rate of exchange for the purpose of set-off. Any exercise by the Lender of its rights under this clause 12.1 shall not limit or affect any other rights or remedies available to it under this guarantee or otherwise.

12.2                                                The Lender is not obliged to exercise its rights under clause 12.1. If, however, it does exercise those rights it must promptly notify the Guarantor of the set-off that has been made.

13.                                                       EVIDENCE OF AMOUNTS AND CERTIFICATES

Any certificate, determination or notification by the Lender as to a rate or any amount payable under this guarantee is (in the absence of manifest error) conclusive evidence of the matter to which it relates and shall contain reasonable details of the basis of determination.

14.                                                       REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

14.1                                                No amendment of this guarantee shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorised representative),

14.2                                                A waiver of any right or remedy under this guarantee or by law, or any consent given under this guarantee is only effective if given in writing and signed by the waiving or consenting party and shall not be deemed a waiver of any other breach or default it only applies in the circumstances for which it is given and shalt not prevent the party giving it from subsequently relying on the relevant provision.

14.3                                                A failure, omission or delay by a party to exercise any right or remedy provided under this guarantee or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this guarantee. No single or partial exercise of any right or remedy provided under this guarantee or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this guarantee by the Lender shall be effective unless it is in writing and signed.

14.4                                                The rights and remedies provided under this guarantee are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

14.5                                                This guarantee shalt remain the property of the Lender.

14.6                                                The Guarantor may not terminate this guarantee at any time while any obligations and liabilities of the Borrower to the Lender remain outstanding.

14.7                                                This guarantee is executed in addition to any other guarantee or other Security document between the parties hereto (whether or not governed by English law) and is not to be construed as replacing or amending the obligations in such other guarantee or Security document.

14.8                                                if the rule against perpetuities applies to any trust created by this guarantee, the perpetuity period shall be 125 years (as specified by section 5(1) of the Perpetuities and Accumulations Act 2009).

14.9                                                All notices. demands or communications under or in connection with this Guarantee shall be in English,

15.                                                       SEVERANCE

If any provision (or part of a provision) of this guarantee is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, Legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this clause shall not affect the Legality, validity and enforceability of the rest of this guarantee.

16.                                                       THIRD PARTY RIGHTS

A person who is not a party to this guarantee shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this guarantee. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

17.                                                       COUNTERPARTS

17.1                                                This deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute one deed.

17.2                                                This deed is intended to be a deed even if any party’s execution is not in accordance with the formalities required for the execution of deeds.

18.                                                       NOTICES

18.1                                                Any notice, demand or other communication given to a party under or in connection with this guarantee shall be:

18.1.1                                      in writing;

18.1.2                                      delivered by hand, by pre-paid first-class post or other next working day delivery service or sent by fax; and

18.1.3                                      sent to:

(a)                                                         the Guarantor at:

Talend Ltd

Statesman House

Stafferton Way

Maidenhead

Berkshire SL6 1AY

Attention: The Directors

and

c/o Taiend

800 Bridge Parkway

Suite 200

Redwood City

California 94065, USA

Attention: Chief Financial Officer

(b)                                                         the Lender at:

Square 1 Bank

406 Blackwell Street

Suite 240 Durham

North Carolina, 27701

USA

Attention: Richard Suhl

or to any other address or fax number as is notified in writing by one party to the other from time to time.

18.2                                                Any notice or other communication that the Lender gives to the Guarantor shall be deemed to have been received:

18.2.1                                      if delivered by hand, at the time it is left at the relevant address;

18.2.2                                      if posted by pre-paid first-class post or other next working day delivery service, on the second Business Day after posting; and

18.2.3                                      if sent by fax, when received in legible form.

A notice or other communication given as described in clause 18.1 or on a day that is not a Business Day, or after normal business hours, in the place it is received, shall be deemed to have been received on the next Business Day.

18.3                                                Any notice or other communication given to the Lender shall be deemed to have been given only on actual receipt by the Lender.

18.4                                                This clause 18 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

18.5                                                A notice or other communication given under or in connection with this guarantee is not valid if sent by e-mail.

19.                                                       GOVERNING LAW

This guarantee and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the law of England and Wales.

20.                                                       JURISDICTION

20.1                                                The Guarantor irrevocably agrees for the exclusive benefit of the Lender that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute (including non-contractual disputes or claims), which may arise out of or in connection with this Guarantee and for such purposes hereby irrevocably submits to the jurisdiction of such courts.

20.2                                                Nothing contained in this clause shall limit the right of the Lender to take proceedings against the Guarantor in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

20.3                                                The Guarantor irrevocably waives any objection which it may have now or in the future to the courts of England being nominated for the purpose of this Clause 20 on the ground of venue or otherwise and agrees not to claim that any such court is not a convenient or appropriate forum and irrevocably agrees to be bound by any judgment rendered thereby.

20.4                                                Without prejudice to the generality of the foregoing the Guarantor also:

20.4.1                                      agrees that any dispute, difference, actions and proceedings arising under or otherwise in connection with this guarantee (including non-contractual disputes or claims) may, at the Lender’s option, be referred to the non-exclusive jurisdiction of or litigated in the state, and federal courts located in Los Angeles County, California in the United States of America;

20.4.2                                      consents to the jurisdiction and venue of any such court and irrevocably agrees to be bound by any judgment rendered thereby and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and

20.4.3                                      irrevocably waives any and all rights it may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding or to object to any judgment rendered in such court or to the enforcement of such judgment in England and Wales.

21.                                                       AGENT FOR SERVICE

The Lender’s address for service of proceedings in England and Wales shall be c/o Kennedys Law LLP, 25 Fenchurch Avenue, London EC3M 5AD (ref: 10\JS\L181\783663) (fax no.: 020-7667-9777) or such other address in England and Wales as the Lender may from time to time notify to the Guarantor in writing.

This document has been executed and delivered as a deed on the date first stated above.

GUARANTOR

Executed and Delivered as a deed	)

by TALEND LTD	)

Acting by	)	/s/ David Arkell
		Director	David Arkell

in the presence of:

Witness:	/s/ Thomas Tuchscherer

Name:	Thomas Tuchscherer

Address:	800 Bridge Parkway

Redwood City, CA 94065

Occupation:	CFO

LENDER

Executed and Delivered as a Deed by	)
SQUARE 1 BANK	)
acting by	)
Authorised Signatory

in the presence of:

Witness signature

Name:

Address:

Occupation:

GUARANTOR

Executed and Delivered as a deed	)

by TALEND LTD	)

Acting by	)
Director

in the presence of:

Witness:

Name:

Address:

Occupation:

LENDER

Executed and Delivered as a Deed by	)	/s/ James L. Duncan
SQUARE 1 BANK	)	James L. Duncan, Vice President
acting by	)
Authorised Signatory

in the presence of:
/s/ Stephen J. Berens
Witness signature

Name:	Stephen J. Berens

Address:	406 Blackwell Street

Durham, NC 27701

Occupation:	Account Executive